                                                                   Exhibit 10.10

                                 THIRD AMENDMENT
                                       TO
                   HAYDEN FERRY LAKESIDE PHASE I OFFICE LEASE

                                                                              Vd

     THIS THIRD AMENDMENT ("Third Amendment") is made and entered into as of the 3rd day of June, 2004, by and between HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company ("Lessor"), and MEDAIRE, INC., a Nevada corporation ("Lessee").

                                    RECITALS

     A. Lessor and Lessee entered into that certain Office Lease dated March 7, 2002, as supplemented and modified by the Addendum thereto ("Addendum"), and by that Second Amendment dated April 20, 2004 (collectively, the "Lease"), with respect to certain office space containing 14,407 square feet of usable area and 16,424 square feet of rentable area ("Premises").

     B. Lessor received a signed letter of intent with respect to certain space on the sixth floor of the Building in which the Premises are located. In accordance with Section 1.5 of the Lease, Lessee has the first right to lease certain space on the sixth floor and Lessor provided Lessee with written notice offering to lease certain space on the sixth floor as described in said letter of intent.

     C. Lessee advised Lessor that it desires to expand the Premises to include all space on the sixth floor of Hayden Ferry Lakeside, and Lessor desires to lease the same subject to the terms and conditions hereafter set forth.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, Lessor and Lessee hereby agree as follows:

     1. Defined Terms. Unless otherwise expressly defined in this Third Amendment, all capitalized terms used herein shall have the meanings assigned to such terms as set forth in the Lease.

     2. Expansion Space. On the terms and conditions contained in the Lease, as modified by this Third Amendment, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the remaining unoccupied portion of all space on the sixth floor of the Building containing 4,387 square feet of usable area and 5,001 square feet of rentable area as shown on Exhibit A attached to this Third Amendment. Any reference in this Third Amendment to "Initial Space" shall constitute the original rentable area of 16,424 square feet (14,407 usable square feet) for the Premises. Except as specifically provided otherwise in this Third Amendment, any reference in the Lease to the "Premises" shall constitute the Initial Space and the Expansion Space. Possession of the Expansion Space will be delivered to Lessee with Lessor's Work completed on or before September 1, 2004, subject to Section 2.3 of the Lease. However, Lessee's obligation to pay Base Rental with respect to the Expansion Space shall commence on the earlier of (i) September 1, 2004, or (ii) the date on

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which Lessee opens for business in all or any portion of the Expansion Space
("Rent Commencement Date for Expansion Space"), subject to and in accordance with the terms and provisions of Exhibit C to the Lease. If the Rent Commencement Date for Expansion Space is earlier than September 1, 2004, then Lessee shall be obligated to pay the additional Base Rental due for the Expansion Space from the Rent Commencement Date for Expansion Space to September 1, 2004, in the monthly amount set forth in Section 3.1 of this Third Amendment, subject to Section 3.2 below. As of September 1, 2004, the Base Rental provision set forth in Section 3.1 of this Third Amendment shall apply for the remainder of the Lease Term. The parties agree that with respect to Section 2.3 of the Lease, reference therein to "Commencement Date" shall refer to September 1, 2004, any reference therein to the "Premises" shall refer only to the Expansion Space, any reference to "Base Rental" in subsection (i) of Section 2.3 shall refer only to the Base Rental due for the Expansion Space, and subsection (ii) and the second and fourth sentences of said Section 2.3 of the Lease shall not apply with respect to the Expansion Space or to any delay in the delivery thereof to Lessee.

     3. Modification of Lease Provisions. Lessor and Lessee hereby agree to modify and supplement the Lease as follows:

          3.1 The following provisions in the Basic Lease Information are amended as follows effective September 1, 2004:

          PREMISES:   Suite Number 610       Floor:  6'l
                      Total Rentable Area:   21,425 sq f *
                      Total Usable Area:     18,794 sq f **

                      *5001 square feet for Expansion Space *
                      16,424 square feet for Initial Space

                      **4,387 square feet for Expansion Space
                      **14,407 square feet for Initial Space

          RENTABLE AREA OF THE BUILDING: 200,401 (See Section 1.2)

          LESSEE'S PRORATA SHARE OF THE BUILDING: 10.69%

          TERM:       Commencement Date:   September 1, 2002
                      Termination Date:    December 31, 2009

                      Option: Two (2) option periods of five (5) years each.


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          BASE RENTAL:

Initial     Months    $427,024.00    $35,585.33   $26.00
            1-62

Expansion   Months    $130,026.00    $10,835.50   $26.00
            *23-62

Total                 $557,050,00    $46,420.83

Initial     Months    $459,872.00    $38,322.67   $28.00
            63-88

Expansion   Months    $140,028.00    $11,669.00   $28.00
            63 - 88

Total                 $599,900.00,   $49,991.67

* (i.e., commencing September 1, 2004)

          3.2 ABATEMENT OF BASE RENT FOR EXPANSION SPACE: Notwithstanding the modifications in Section 3.1 of this Third Amendment to the contrary, so long as Lessee is not in default under this Lease beyond applicable cure periods as set forth in the Lease (otherwise, Base Rental shall be due in full as set forth in said Section 3.1 at the monthly amount otherwise due for the applicable month with respect to the Expansion Space), Lessee shall be entitled to an abatement of Base Rental, for the Expansion Space only, for months one (1) through four
(4) after the Rent Commencement Date for Expansion Space, but all other sums due under the Lease shall be due and payable during said period. Lessee shall pay to Lessor, upon execution of this Third Amendment, an amount equal to the monthly Base Rental for Expansion Space in the sum of $10,835.50, which shall be applied by Lessor to the Base Rental due for the fifth month after the Rent Commencement Date for Expansion Space.

          3.3 TENANT IMPROVEMENT ALLOWANCE: The following Tenant Improvement Allowance shall apply only to the Expansion Space. The Tenant Improvement Allowance for the Expansion Space shall be $131,610.00 (total allowance for the Expansion Space calculated as follows: $30.00 times 4,387, which is the number of usable square feet selected by Lessor to calculate the Tenant Improvement Allowance for the Expansion Space; rentable square feet have been used to calculate Base Rental for the Expansion Space).

          3.4 PARKING SPACES AND PARKING RENTAL: The PARKING SPACES AND PARKING RENTAL provision of the Basic Lease Information in the Lease is hereby supplemented to add additional spaces and parking rental as follows:


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
Expansion Space: Two (2) Executive Parking Spaces @ $75/mo ...           $150.00/mo
                 Five (5) Reserved Covered Parking Spaces @ $55/mo ...   $275.00/mo
                 Twelve (12) Unreserved Parking Spaces @ $35/mo ...      $420.00/mo
                                                                         ----------
The Total Monthly Rate for the Expansion Space Parking ...               $845.00/mo

Except as herein provided, said provision shall remain unchanged. On September 1, 2004, the Total Monthly Rate for Parking Rental for the Initial Space and the Expansion Space shall be $1,645.00 per month. Lessee shall not be entitled to an abatement of parking rental with respect to the spaces referred to in this
Section 3.4.

          3.5 AMENDMENT OF SECTION 6.8 OF LEASE. Section 6.8 of the Lease is hereby deleted and replaced with the following:

"6.8 Project Signs; Interior Signage. Lessee shall have no right to use the signs for the Project or to use any exterior surfaces of the Building or other portions of the Project to identify Lessee's business, except that, subject to Lessee's compliance with Lessor's sign criteria and Lessor's approval of the design, style, font, and colors used by Lessee, Lessee, at its sole expense, shall be permitted to erect a sign panel on the multi-tenant sign designated "Sign H" on Exhibit A-2 attached to this Lease in the slot designated by Lessor from time to time in its discretion (and Lessor shall have the right to require Lessee to move its sign panel, at its expense, to another slot, higher or lower, within ten (10) days after written notice is received by Lessee); provided, however, that Lessee shall be permitted to place only "MedAire" or "MedAire, Incorporated" (but only one name shall be allowed on the sign panel) without logos on the sign panel, and to maintain said sign panel on the multi-tenant sign only if Lessee is open and operating in the Premises and is not in default under this Lease beyond applicable cure periods; otherwise, Tenant shall promptly remove its sign panel or Lessor may do so at the expense of Lessee. Subject to Lessee's compliance with Lessor's sign criteria, Lessee shall be permitted to list its name and suite number within the Building (i) on the main interior directory in the lobby of the Building, (ii) on a directory in the elevator areas on the sixth floor and level B-1 of the Building, and (iii) on suite entry signage at the entry to the Premises."

For purposes of the amendment to Section 6.8 as herein provided, Exhibit A-2 is attached to this Third Amendment.

          3.6 LESSOR'S WORK. Section 7.2 (Construction) of the Lease shall apply to the Expansion Space. In no event shall Lessor's responsibility with respect to the Expansion Space exceed the Tenant Improvement Allowance for the Expansion Space as set forth in this Third Amendment. Lessor and Lessee agree that the Construction Obligations attached as Exhibit C and the Building Standards attached as Schedule 1 to the Lease shall apply with respect to the performance of Lessor's Work and Lessee's Work within the Expansion Space; provided, however, that (i) any reference therein to "Premises" shall refer only to the Expansion Space, (ii) any reference therein to "Tenant Improvement Allowance" shall refer to the Tenant Improvement Allowance set forth in Section 3.4 of this Third Amendment, (iii) in no event shall Lessor be required to perform any further work in the Initial Space, and (iv) in no event will Lessor be required to perform any other work or install any other improvements within the Expansion Space except for Lessor's Work


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as set forth on Exhibit C up to the amount of the Tenant Improvement Allowance set forth in Section 3.3 of this Third Amendment.

          3.7 DELETION OF SECTION 1.5. Section 1.5 of the Lease (First Right to Lease Certain Space on 6th Floor) is hereby deleted.

          3.8 INITIAL PARKING SPACES. Paragraph C of the Addendum shall apply only to the Parking Spaces initially allotted to Lessee with respect to the Initial Space, except for the last sentence added thereto.

          3.9 MODIFICATIONS TO EXHIBIT C. Exhibit C attached to the Lease is hereby modified as follows:

               3.9.1 The provision added to Section 1.1 of Exhibit Cat the bottom of the page and noted with an asterisk shall not apply with respect to the Expansion Space.

               3.9.2 Notwithstanding Section 2.1 of Exhibit C, with respect to the Expansion Space, Lessee shall be allowed to enter thereon to perform Lessee's Work ten (10) days prior to completion of Lessor's Work, as may be delayed as provided in Sections 2.3 and 26 of the Lease (in which event Lessee will be allowed access to the Expansion Space ten (10) days prior to the date Lessor reasonably estimates will be the date of substantial completion of Lessor's Work); provided, however, that Lessee shall not unreasonably interfere with the performance of Lessor's Work in the Expansion Space. In addition, the last four sentences of Section 2.1 of Exhibit C shall not apply to the Expansion Space.

     4. NO BROKER. Lessee represents and warrants to Lessor that no broker is involved with respect to this Third Amendment and the Expansion Space on behalf of Lessee, and that no commission, finder's fee, or other compensation shall be due to any broker, agent, or finder with respect thereto on behalf of Lessee. Lessee further agrees to indemnify, defend, and hold harmless Lessor from and against all claims, liabilities, costs, fees, and expenses incurred by Lessor and arising from a breach of the foregoing representation and warranty.

     5. NO FIRST AMENDMENT. Lessor and Lessee desire to clarify that the Second Amendment to the Lease dated April 20, 2004, incorrectly referred to a "First Amendment dated March 11, 2003", and that a First Amendment was never executed by the parties. Accordingly, the Second Amendment and this Third Amendment will continue to be referred to in that manner, but Lessor and Lessee agree that the First Amendment referred to herein was never executed by the parties.

     6. LEASE OTHERWISE UNCHANGED. Except as otherwise set forth in this Third Amendment, the Lease shall remain unchanged and in full force and effect.

     7. BINDING AMENDMENT. This Third Amendment shall be binding upon and inure to the benefit of the successors and assigns of Lessee and Lessor.


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     IN WITNESS WHEREOF, Lessor and Lessee have executed the foregoing Third
Amendment effective as of the date set forth above.

                                        LESSOR:

                                        HAYDEN FERRY LAKESIDE, LLC, an  Arizona
                                        limited liability company


                                        BY: SunCor Development Company, an
                                            Arizona corporation, authorized
                                            Member


                                        By: /s/ Margaret Kirch
                                            ------------------------------------
                                        Name: MARGARET E. KIRCH
                                        Title: Vice President


                                        LESSEE:

                                        MEDAIRE, INC., a Nevada corporation


                                        By: /s/ Kjell Andreassen
                                            ------------------------------------
                                        Name: Kjell Andreassen
                                              ----------------------------------
                                        Title: Vice-President
                                               ---------------------------------


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                                   Exhibit "A"



                                   [graphic]
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                                  EXHIBIT "A-2"

                  Sign H: Freestanding Office Tenant Directory

                  Location of Sign H on South Side of Building

Notes:

1.   Curved, painted, two-sided aluminum cabinet with interior illumination.

2. 3/8" brushed-aluminum FCO ribs separate individual tenant panels on each side of the sign.

3. Individual tenant panels (each panel measuring 6" x 3'-6") attach over the central cabinet on each side of the sign. There are two panels for each tenant: one panel is attached to the front side of the sign, the other pane! is attached to the back (opposite) side of the sign. Location of each tenant's panels to be determined by Lessor.

4.   Natural aluminum logo on each side of the sign.

5. FCO natural brushed-aluminum letters. Address number flush-mounted to plex within routed openings. Street name is FCO flush-mounted to cabinet.

6. Text on tenant sign panels is routed and backed with day-night plex, illuminated from the interior of the cabinet.

7.   Reveal; provide foundation as needed.

8. 3/8" brushed-aluminum fabricated inner sleeve. This piece protrudes from the cabinet structure on all edges 1/2", and at open end, as shown.

                   Elevation of Sign H with Descriptive Notes